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                                                                     EXHIBIT 5.1

                      [VINSON & ELKINS LOGO APPEARS HERE]

                                ATTORNEYS AT LAW

                             VINSON & ELKINS L.L.P.
                           3700 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                            DALLAS, TEXAS 75201-2975
                            TELEPHONE (214) 220-7700
                           VOICE MAIL (214) 220-7999
                               FAX (214) 220-7716

WRITER'S TELEPHONE
     (214) 220-7700
                                August 29, 1995



American Physicians Service Group, Inc.
1301 Capital of Texas Highway
Austin, Texas  78746

     Re:  American Physicians Service Group, Inc.
          Common Stock, par value $0.10 per share
          Registration Statement on Form S-3
          ----------------------------------

Ladies and Gentlemen:

     We have acted as special counsel for American Physicians Service Group, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of 655,000 shares (the "Shares") of its common stock, par value $0.10 per share (the "Common Stock"), by a certain selling stockholder (the "Selling Stockholder") on the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on or about August 29, 1995.

     In reaching the opinions set forth herein, we have made inquiries of the officers of the Company, reviewed those agreements, certificates of public officials, officers of the Company and other persons, records, documents, and matters of law that we deemed relevant, including, but not limited to, (a) the Restated Articles of Incorporation and By-Laws of the Company and (b) resolutions previously adopted by the Board of Directors of the Company.

     Based on and subject to the foregoing and subject further to the assumptions, exceptions and qualifications hereinafter stated, we are of the opinion that the Shares, when issued by the Selling Stockholder in the manner described in the Registration Statement, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, will be legally issued, fully paid and nonassessable.
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American Physicians Service Group, Inc.
August 29, 1995
Page 2


     The opinions expressed above are subject in all respects to the following assumptions, exceptions and qualifications:

          a. We have assumed that (i) all signatures on all documents reviewed by us are genuine, (ii) all documents submitted to us as originals are true and complete, (iii) all documents submitted to us as copies are true and complete copies of the originals thereof, (iv) all information submitted to us in the preparation of the Registration Statement is true and complete as of the date hereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, (vi) each person signing in a representative capacity any document reviewed by us had authority to sign in that capacity and (vii) the consideration received by the Company for each share of Common Stock issued to the Selling Stockholder was equal to or exceeded the par value thereof.

          b. The opinions expressed above are limited to the Texas Business Corporation Act and the federal laws of the United States of America.

          c. The opinions expressed above speak as of the date hereof and are limited to the matters expressly set forth herein, and no opinion is to be implied or inferred beyond such matters.

     This opinion may be filed as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come into the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

     This firm disclaims any duty to advise you regarding any changes in, or otherwise communicate with you with respect to, the matters addressed herein.

                                         Respectfully submitted,


                                         VINSON & ELKINS L.L.P.